BY-LAWS











                      JERSEY CENTRAL POWER & LIGHT COMPANY



















                            (As Amended May 25, 1993)

                      JERSEY CENTRAL POWER & LIGHT COMPANY

                                     BY-LAWS



                                     OFFICES

        1. The principal office of the corporation shall be located at Madison Avenue at Punch Bowl Road, in the Township of Morris, County of Morris, State of New Jersey or such other place within the State of New Jersey as the Board of Directors by a two-thirds vote may from time to time designate. The corporation may also have offices at such other places, either within or without the State of New Jersey, as the Board of Directors may from time to time designate or the business of the corporation may require.


                                      SEAL

        2. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "CORPORATE SEAL, N.J.". The corporate seal may be affixed to any certificates of stock, bonds, debentures, notes or other engraved, lithographed or printed instruments, by engraving, lithographing or printing thereon such seal or a facsimile thereof, and such seal or facsimile thereof so engraved, lithographed or printed thereon shall have the same force and effect, for all purposes, as if such corporate seal had been affixed thereto by indentation.


                             STOCKHOLDERS' MEETINGS

        3.   All meetings of the stockholders shall be held at     Amended by
 the principal office of the corporation or at such other place    Board of
 in the same municipality in which the principal office is         Directors
 located as may from time to time be designated by the Board of    9-7-72
 Directors, or  in  New York  City,  at a  place therein  to  be designated from  time to  time by  the Board  of Directors  and
 stated in  the notice  of the  meeting.   All  meetings of  the
 stockholders shall be presided over by the Chairman of the Board if the Board of Directors has elected such Chairman as provided herein, or, if there has been no such appointment or in the event of his absence or disability, by the President or, if he be absent or disabled, by any Vice President, except when by statute, the Certificate of Incorporation or any amendment thereof the election of a presiding officer by the stockholders present at the meeting is required.

        4. The annual meeting of stockholders shall be held on the third Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next business day following,
 at 11:30 o'clock A.M.   At the annual meeting  the stockholders
 shall elect a Board of Directors of the corporation and transact such other business as may properly be brought before the meeting. Notice of the time and place thereof shall be given by mail at least ten (10) days prior to the meeting, to each stockholder of record entitled to vote thereat, at his address as the same shall appear on the books of the corporation.

        5. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or any amendment thereto, or by these By-Laws. If, however, the holders of a majority of such stock shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power, by a majority vote of those present, to adjourn the meeting from time to time not exceeding ten (10) days at any one time without notice other than announcement at the meeting, until the holders of the amount of stock requisite to constitute a quorum shall be present in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

        6. At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument executed in writing by such stockholder, or by his duly appointed attorney, but no proxy shall be voted upon after three years from its date. Each holder of record of stock having voting power shall be entitled to one vote for each share of stock standing in his name on the books of the corporation; provided, however, that (except where the transfer books of the corporation shall have been closed, or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as hereinafter provided), no share of stock shall be voted at any election of directors which has been transferred on the books of the corporation within twenty (20) days next preceding such election. The vote for directors, and upon the demand of any stockholder or his duly authorized proxy, the vote upon any question before the meeting, shall be by ballot. All elections shall be determined and all questions decided by a plurality vote, except when by statute or the Certificate of Incorporation or any amendments thereto a larger vote of the stockholders shall be required.

        7. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the
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






 residence of each, and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held at least ten (10) days before every election, and shall at all times, during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder.

        8. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation or any amendment thereto, may be called by the President, or by a majority of the Board of Directors or by a majority of the Executive Committee, and shall be called by the President or the Secretary at the request in writing of the stockholders holding a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote, upon ten (10) days' written or printed notice to each stockholder of record entitled to vote thereat, stating the place, day and hour of such meeting and the business proposed to be transacted thereat. No business shall be transacted at such meetings except with respect to matters specified in the notice, provided however, that if all the stockholders of the corporation entitled to vote shall be present in person or by proxy any business pertaining to the affairs of the corporation may be transacted.


                                    DIRECTORS

        9.   The property and business of the corporation shall    Amended by
 be managed by its Board of Directors, which shall consist of      Board of
 not less than five (5) nor more than eleven (11) directors as     Directors
 shall be fixed from time to time by a resolution adopted by a     9-27-82
 majority of the  entire Board of Directors;  provided, however, that no  decrease in the  number of directors  constituting the entire Board  of  Directors  shall  shorten  the  term  of  any
 incumbent director.   Directors need not be stockholders.  Each
 director shall be elected to serve until the next annual meeting of stockholders and until his successor shall be elected and shall qualify.

       10.   In addition to the powers and authorities by these    Amended by
 By-Laws expressly conferred upon them, the Board may exercise     Board of
 all such powers of the corporation and do all such lawful acts    Directors
 and things as are not by statute or by the Certificate of         2-23-93
 Incorporation  or  any amendment  thereto  or by  these By-Laws
 directed  or   required  to  be   exercised  or  done   by  the
 stockholders.

       Unless otherwise required by law, in the absence of fraud no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and

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






 any domestic or foreign corporation, firm or association of any type or kind in which one or more of its directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at or participate in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes if:

       (a) the contract or transaction is fair and reasonable as to the corporation as at the time it is authorized, approved or ratified; or

       (b) the fact of the common directorship or interest is disclosed or known to the Board or committee and the Board or committee authorizes, approves, or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

       (c) the fact of common directorship or interest is disclosed or known to the stockholders, and they authorize, approve or ratify the contract or transaction.

       The interest of any director or officer in any such contract or transaction shall be fully disclosed at such meeting and a director who is so interested may be counted at any such meeting for the purpose of determining the existence of a quorum to consider and vote upon any contract or transaction in which he is so interested.

       No director or officer shall be liable to account to the corporation for any profit realized by him from or through any such contract or transaction of the corporation by reason of his interest as aforesaid in such contract or transaction if such contract or transaction shall be authorized, approved or ratified as aforesaid.

       Nothing herein shall create liability in any of the events described in this Section 10 or prevent the authorization, ratification or approval, in any other manner provided by law, of any contract or transaction described in this Section 10.


                              MEETINGS OF THE BOARD

       11.   At all meetings of the Board of Directors, a          Amended by
 majority of the directors shall constitute a quorum for the       Board of
 transaction of business, and the act of a majority of the         Directors
 directors present at any meeting at which there is a quorum       9-26-78

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






 shall be the  act of the Board  of Directors, except as  may be
 otherwise  specifically   provided   by  statute   or  by   the
 Certificate of Incorporation or any amendment thereto or by these By-Laws.

       Any or all directors may participate in a meeting of the    Amended by
 Board by means of conference telephone or any means of            Board of
 communication by which all persons participating in the meeting   Directors
 are able to hear each other and when so participating shall be    5-10-77
 deemed to be present.

       12. The first meeting of the Board of Directors held next after the annual meeting of stockholders at which directors shall have been elected, shall be held for the purpose of organization, the election of officers and the transaction of any other business which may come before the meeting.

       13. Regular meetings of the Board of Directors shall be held at such time and place and on such notice as the Board of Directors may from time to time determine.

       14.   Special meetings of the Board of Directors may be     Amended by
 called by the Chairman of the Board or by the President or, in    Stockholders
 the absence or disability of the Chairman of the Board and the    5-15-56
 President, by a  Vice President, or  by any two directors,  and may be held  at the time and  place designated in the  call and
 notice  of  the  meeting.   The  Secretary,  or  other  officer
 performing his duties, shall give notice either personally or by mail or by telegram at least twenty-four hours before the meeting. Meetings may be held at any time and place without such notice if all the directors are present or if those not present waive notice in writing, either before or after the meeting.

       15. Any regular or special meeting may be adjourned to any other time at the same or any other place by a majority of the directors present at the meeting, whether or not a quorum shall be present at such meeting, and no notice of the adjourned meeting shall be required other than announcement at the meeting.


                   COMPENSATION AND REIMBURSEMENT OF DIRECTORS
                     AND MEMBERS OF THE EXECUTIVE COMMITTEE

       16.   Directors, other than salaried officers of the GPU    Amended by
 System shall receive compensation for their services as           Board of
 directors, at such rate, as shall be fixed from time to time      Directors
 by the Board, and shall be reimbursed for their reasonable        11-8-82
 expenses,  if  any, of  attendance at  each regular  or special
 meeting  of  the  Board  of  Directors.    Such  directors  may
 participate in any business travel accident insurance plan and voluntary group accident insurance plan maintained by the corporation for its employees, and the corporation may make premium contributions for directors under any such plan on the same basis as for officers of the corporation.

       Such directors who are members of any committee of the Board shall receive compensation for their services as such members as shall be fixed from time to time by the Board and shall be reimbursed for their reasonable expenses, if any, in attending meetings of such committee or otherwise performing their duties as members of such committee.


                                   COMMITTEES

       17.   The Board of Directors may by vote of a majority of   Amended by
 the whole Board create an Executive Committee consisting of       Board of
 three or more of their own number to hold office for such         Directors
 period as the Board shall determine.  The Chairman of the Board   9-7-72
 and  the President shall be  members of the Executive Committee and the Chairman of  the Board shall be Chairman  thereof.  The remaining member or members shall be elected by a majority vote
 of the whole Board of Directors.   The Board by a majority vote
 of the  whole Board  may fill  any vacancies  in the  Executive
 Committee and may designate one or more alternate members who shall serve on the Executive Committee in the absence of any regular member or members of such Committee.

       Such Executive Committee shall advise with and aid the officers of the corporation in all matters concerning its interest and the management of its business, and shall, between meetings of the Board of Directors, have all the power of the Board of Directors in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. The taking of any action by the Executive
 Committee shall be conclusive evidence that the Board of Directors was not at the time of such action in session.

 The Executive Committee shall cause to be kept regular minutes    Corrected by
 of its proceedings, which may be transcribed in the regular       Stockholders
 minute book of the corporation, and all such proceedings shall    5-15-56
 be reported to  the Board of  Directors at its next  succeeding meeting, and shall be subject to  revision or alteration by the
 Board of Directors,  provided that no  rights of third  persons
 shall be affected by  such revision or alteration.   A majority
 of  the Executive Committee  shall constitute  a quorum  at any
 meeting.    The Executive  Committee  may, from  time  to time,
 subject to  the approval of  the Board of  Directors, prescribe rules and regulations  for the calling and  conduct of meetings of the Committee, and  other matters relating to  its procedure and the
 exercise of its powers.  Any or all members of the Executive      Amended by
 Committee may participate in a meeting thereof by means of        Board of
 conference telephone or any means of communication by which       Directors
 all persons participating in the meeting are able to hear each    5-10-77
 other and when so participating shall be deemed to be present.

       From time to time the Board of Directors may appoint any    Amended by
 other committee or committees for any purpose or purposes,        Board of
 which committee or committees shall have such powers and such     Directors
 tenure of office as shall be specified in the resolution of       9-24-85
 appointment.  The  chief executive  officer of the  corporation shall be a  member ex officio of  all committees of the  Board,
 unless  the  resolution   appointing  a  particular   committee
 specifically excludes such ex officio membership by the chief executive officer.


                                    OFFICERS

       18.   The officers of the corporation shall be chosen by    Amended by
 the Board of Directors and shall be a Chairman of the Board       Board of
 (if one be elected as provided herein), a President, one or       Directors
 more Vice Presidents, a Secretary, one or more Assistant          9-7-72
 Secretaries, a Treasurer, one or more Assistant Treasurers, and
 a Comptroller.   The Board of Directors may  also choose one or
 more Assistant Comptrollers. The Board of Directors may at any regular or special meeting elect from among their own number, a Chairman of the Board.

       19.   The Board of Directors, at its first meeting after    Amended by
 the election of Directors by the stockholders, shall choose a     Stockholders
 President from among their own number, and a Secretary, a         5-23-63
 Treasurer,  a Comptroller  and such Vice  Presidents, Assistant
 Secretaries, Assistant Treasurers and Assistant Comptrollers as
 it shall deem necessary,  none of whom  need be members of  the
 Board of  Directors.   Such officers  of the corporation  shall
 hold office until the  first meeting of the Board  of Directors after the next  succeeding annual  meeting of stockholders  and until their successors are chosen and qualified in their stead.
 The President may not occupy any other such office.   Except as
 to the President, any two of such offices may be occupied by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

       20. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

       21.   The salary or other compensation of the officers      Amended by
 other than assistant officers shall be fixed by the Board of      Board of
 Directors.  The salaries or other compensation of the assistant   Directors
 officers and all other employees shall, in the absence of any     12-19-89
 action by the Board, be fixed by the President or such other officers or executives as may be designated by the President.

       22. Any officers or agents elected or appointed by the Board of Directors may be removed at any time, with or without cause, by vote of a majority of the whole Board of Directors.


                              CHAIRMAN OF THE BOARD

       23.   In the event that the Board of Directors shall        Amended by
 elect a Chairman of the Board as herein provided, he shall,       Board of
 unless otherwise directed by the Board of Directors, be the       Directors
 chief executive officer of the corporation with authority,        9-7-72
 among other things,  to sign in the  name and on behalf  of the
 corporation   any  and  all  contracts,  agreements  and  other
 instruments and documents pertaining to matters which arise in the normal conduct or ordinary course of business of the corporation, shall hold office until the next annual meeting of stockholders, shall preside at all meetings of the Board of Directors and shall have and exercise such other powers and perform such other duties as may be assigned and conferred upon him by these By-Laws or by the Board of Directors.


                                    PRESIDENT

       24.   The President, in the absence, or during the          Amended by
 disability, of a Chairman of the Board functioning as the         Board of
 chief executive officer of the corporation, shall be the chief    Directors
 executive officer of the corporation.  He shall, except as        9-7-72
 otherwise provided herein or by law, preside at all meetings of the Board of Directors, the Executive Committee and the stockholders. Subject to the control of the Board of Directors and  any Chairman of  the Board functioning  as chief executive officer of the corporation, he  shall have general supervision, direction  and  control  of the  business  and  affairs  of the
 corporation.    He shall  have such  powers  and duties  as are
 usually vested in the office of President of a corporation, and shall perform such other and further duties as may from time to time be assigned to him by the Board of Directors. He may sign in the name and on behalf of the corporation any and all contracts, agreements and other instruments and documents pertaining to matters which arise in the normal conduct or ordinary course of business of the corporation.

                        VICE PRESIDENT OR VICE PRESIDENTS

       25.   If there be one Vice President he shall, at the       Amended by
 request or in the absence or disability of the President, have    Board of
 supervision, direction and control of the business of the         Directors
 corporation and exercise the duties and functions of the          6-26-58
 President.  He  shall also  have such powers  and perform  such other duties as may be prescribed from time to time by law, the
 Certificate of  Incorporation  or any  amendment  thereof,  the
 By-Laws, the Board  of Directors or the President.  If there be more  than one  Vice President,  the Board  of Directors  shall assign to each  of them the  general scope of their  respective duties, subject  to detailed  specification  thereof made  from time to time, by  the President, and the Board  shall designate which Vice President shall exercise the duties and functions of the President during his  absence or disability, and  the Board may  designate  such  Vice  President  as  the  Executive  Vice
 President.   Any Vice  President may  sign in  the name  and on
 behalf of the corporation contracts, agreements or other instruments, and documents pertaining to matters which arise in the normal conduct or ordinary course of business of the corporation, except in cases where the signing thereof shall be expressly and exclusively delegated by the Board of Directors or the Executive Committee to some other officer or agent of the corporation.


                                    SECRETARY

       26.   The  Secretary shall  attend  all meetings  of  the
 Board of Directors, the Executive Committee, and the stockholders, and shall record all votes and the minutes of all proceedings in a book or books to be kept by him for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders, the Board of Directors and the Executive Committee, and shall perform such other duties as may be prescribed by the Board of Directors or President. He shall be sworn to the faithful discharge of his duty. Any records kept by him shall be the property of the corporation in case of his death, resignation, retirement or removal from office. He shall be the custodian of the seal of the corporation and when authorized by the Board of Directors or by the President or a Vice President, shall affix the seal to all instruments requiring it and shall attest the same and/or the execution of such instruments as required. He shall have control of the stock ledger, stock certificate book and other formal records and documents relating to the corporate affairs of the corporation.


       The Assistant Secretary or Assistant Secretaries shall assist the Secretary in the performance of his duties, and shall

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






 exercise and perform his powers and duties in his absence or disability, and shall also exercise such powers and duties as may be conferred or required by the Board of Directors, or by the President.


                                    TREASURER

       27. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

       He shall disburse the funds of the corporation in such manner as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board of Directors, or whenever they may require it, a report of cash receipts and disbursements and an account of all his transactions as Treasurer.

       He shall give the corporation a bond, in such sum and with such sureties as may be satisfactory to the Board of Directors, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

       The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer in the performance of his duties, and shall exercise and perform his powers and duties in his absence or disability and shall also exercise and perform such duties as may be conferred or required by the Board of Directors, or by the President.


                     COMPTROLLER AND ASSISTANT COMPTROLLERS

       28.   The Comptroller of the corporation shall have full    Adopted by
 control of all the books of account of the corporation and keep   Stockholders
 a true and accurate record of all property owned by it, of its    5-23-63
 debts and its revenues and expenses and shall keep all accounting records of the corporation, other than the records of receipts and disbursements and those relating to the deposit or custody of money and securities of the corporation which shall be kept by the Treasurer, and shall also make reports to the President and directors whenever they may require them.

       The Assistant Comptroller or Assistant Comptrollers shall assist the Comptroller in the performance of his duties and shall exercise and perform his powers and duties in his absence or disability and shall also exercise such powers and perform such duties as may be conferred or required by the Board of Directors, or by the President.


                                    VACANCIES

       29. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred. If the office of any officer of the corporation shall become vacant for any reason, the Board of Directors by a majority vote of those present at any meeting at which a quorum is present, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.


                                  RESIGNATIONS

       30. Any officer or any director of the corporation may resign at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation, and then from that time.


                       DUTIES OF OFFICERS MAY BE DELEGATED

       31. In case of the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer.


                               INDEMNIFICATION OF
                        DIRECTORS, OFFICERS AND EMPLOYEES

       32.   (a) The corporation shall indemnify any person who    Amended by
 was or is a party or is threatened to be made a party to any      Board of
 threatened, pending or completed civil, criminal, administrative  Directors
 or arbitrative action, suit or proceeding, and any appeal         4-28-87
 therein and any  inquiry or investigation  which could lead  to such action, suit or proceeding, other  than a proceeding by or in the right of the corporation, by reason of the fact  that he was a
 director,  officer  or  employee of  the  corporation  (and may indemnify any person who was an agent of the corporation), or a person serving at the request of the corporation as a director, officer,  trustee, employee  or  agent of  another corporation,
 partnership,   joint   venture,  sole   proprietorship,  trust,
 employee benefit plan  or other enterprise, whether  or not for profit,  to  the  fullest extent  permitted  by  law, including without limitation indemnification against liabilities (amounts paid or  incurred  in satisfaction  of settlements,  judgments,
 fines   and   penalties)   and   expenses  (reasonable   costs,
 disbursements and counsel fees) incurred by such person in connection with such proceeding, if

       (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; and

       (ii) with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

 The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not meet the applicable standards of conduct set forth in Section 32(a)(i) or in Section 32(a)(ii).

             (b) The corporation shall pay the expenses of a person in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such person by reason of his being or having been a director, officer or employee of the corporation (and may pay the expenses of an agent of the corporation) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

             (c) The corporation shall indemnify a corporate agent, as defined in N.J.S. 14A:3-5(1), against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Section 32
 (a) and (b) or in defense of any claim, issue or matter therein.

             (d) Any indemnification under Section 32 (a) and, unless ordered by a court, under Section 32 (b), may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent met the applicable standard conduct set forth therein. Unless otherwise provided in the Certificate of Incorporation or By-Laws, such determination shall be made

       (i) by the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

       (ii) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the Board of Directors.

             (e) Expenses incurred by a director, officer or       Amended by
 employee in connection with such a proceeding shall (and          Board of
 expenses incurred by an agent in connection with such a           Directors
 proceeding may) be paid by the corporation in advance of the      5-25-93
 final disposition of the proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

             (f) The indemnification and advancement of            Amended by
 expenses provided by or granted pursuant to the other             Board of
 subsections of this section shall not exclude any other rights,   Directors
 including the right to be indemnified against liabilities and     5-25-93
 expenses incurred in proceedings by or in the right of the corporation, to which a person may be otherwise entitled provided that no indemnification shall be made to or on behalf of a person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7,
 (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

             (g) The corporation shall have the power to purchase and maintain insurance on behalf of any director, officer,  employee  or  agent of  the  corporation  against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been such, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

             (h) For purposes of this section: (i) the corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; (ii) excise taxes assessed with respect to any transaction with an employee benefit plan shall be deemed "fines"; and (iii) action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

             (i) All rights of indemnification under this section shall be deemed a contract between the corporation and the person entitled to indemnification under this section pursuant to which the corporation and each such person intend to be legally bound. Any repeal, amendment or modification thereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

             (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person.


                           STOCK OF OTHER CORPORATIONS

       33. The Board of Directors shall have the right to authorize any officer or other person on behalf of the corporation to attend, act and vote at meetings of the stockholders of any corporation in which the corporation shall hold or own stock, and to exercise thereat any and all the rights and powers incident to the ownership of such stock and to execute waivers of notice of such meetings and calls therefor; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board of Directors. In the event that the Board of Directors shall fail to give such authority, such authority may be exercised by the President in person or by proxy appointed by him on behalf of the corporation.


                              CERTIFICATES OF STOCK

       34.   (a) Shares of the stock of the corporation shall      Amended by
 be represented by certificates or, except as limited by law,      Board of
 uncertificated shares.                                            Directors
                                                                   2-23-93
             (b) The certificates  of stock  of the  corporation
 shall be  numbered and  shall be entered  in the  books of  the
 corporation as  they are  issued.   They  shall  be in  a  form
 approved by the  Board of  Directors.  They  shall exhibit  the holder's name and  number of shares and shall be  signed by the
 President or a Vice President and the Treasurer or an Assistant
 Treasurer  or the Secretary or  an Assistant Secretary, and the
 seal  of  the  corporation  shall be  affixed  thereto.    Such
 certificates may, in addition to the  foregoing, be signed by a transfer agent or an assistant transfer  agent or by a transfer clerk on  behalf of  the corporation  and by  a registrar,  who shall have been duly appointed for the purpose by  the Board of
 Directors.  When  such certificates  are signed  by a  transfer agent or  an assistant transfer agent or by a transfer clerk on behalf of the corporation and by  a registrar, the signature of the President, Vice President,  Treasurer, Assistant Treasurer,
 Secretary or Assistant Secretary upon any such certificates may be affixed by  engraving, lithographing, or printing  thereon a facsimile of  such signature, in lieu of  actual signature, and such facsimile  signature so engraved,  lithographed or printed thereon  shall  have the  same  force  and effect,  as  if such
 officer had actually signed the same.   In case any officer who
 has signed, or whose facsimile signature has been affixed to, any such certificate shall cease to be such officer before such certificate shall have been delivered by the corporation, such certificate may nevertheless be issued and delivered as though the person who signed such certificate, or whose facsimile signature has been affixed thereto, had not ceased to be such officer of the corporation.

             (c) Uncertificated shares may be issued upon initial issuance of shares or upon transfer of certificated shares after surrender thereof to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates by subsections 14A:7-11(2) and 14A:7-11(3), and if required, 14A:7-12(2), of the New Jersey Business Corporation Act as the same may be amended from time to time.

                               TRANSFERS OF STOCK

       35.   Transfers of stock shall  be made  on the books  of
 the corporation, only by the person named in the certificate or
 by  attorney,   lawfully  constituted  in  writing,   and  upon
 surrender of the certificate therefor.


                                   CLOSING OF
                      TRANSFER BOOKS OR FIXING RECORD DATE

       36. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meetings of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, during which period no transfer of stock shall be made on the books of the corporation. In lieu of so closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders (of the class or classes entitled to vote or participate in such dividend, allotment of rights, or change, conversion or exchange of capital stock, as the case may be), of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of stock on the books of the corporation, or the original issue of any such stock, after any such record date fixed as aforesaid.


                             REGISTERED STOCKHOLDERS

       37. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of New Jersey.

                                LOST CERTIFICATES

       38. Any person claiming a certificate of a stock to be lost or destroyed shall make an affidavit or affirmation of that fact, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed; provided, however, that the Board of Directors may require, as a condition to the issuance of a new certificate, a bond of indemnity in an amount sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate, and may also require the advertisement of such loss in such manner as the Board of Directors may prescribe.


                               INSPECTION OF BOOKS

       39. The Board of Directors shall have power to determine whether and to what extent, and at what time and places and under what conditions and regulations, the accounts and books of the corporation (other than the books required by statute to be open to the inspection of stockholders), or any of them, shall be open to the inspection of stockholders, and no stockholders shall have any right to inspect any account or book or document of the corporation, except as such right may be conferred by the statutes of the State of New Jersey or by resolution of the Board of Directors or of the stockholders.


                              CHECKS, NOTES, BONDS,
                        DEBENTURES AND OTHER INSTRUMENTS

       40.   All checks or demands for money (other than transfer  Amended by
 to other bank accounts of the company or its affiliates) and      Board of
 notes of the corporation shall be signed by such person or        Directors
 persons (who may but need not be an officer or officers of the    7-31-63
 corporation) as the Board of Directors may from time to time      and
 designate, either directly or through such officers of the        4-23-70
 corporation as shall, by resolution of the Board of  Directors,
 be  authorized  to  designate  such  person  or  persons.    If
 authorized by  the Board of  Directors, the signatures  of such persons, or  any of  them, upon any  checks for the  payment of money  may  be  made by  engraving,  lithographing  or printing thereon a  facsimile  of such  signatures,  in lieu  of  actual signatures, and such  facsimile signatures shall have  the same
 force and effect as the manual signatures of such persons.   If
 authorized by the Board of Directors, transfers of funds between bank accounts of the company or between bank accounts of the company and bank accounts of its affiliates may be effected without signatures or in any other manner deemed appropriate, and such transfers shall have the same force and effect as if executed with manual or facsimile signatures.

       All bonds, debentures, mortgages and other instruments requiring a seal, when authorized by the Board of Directors, shall be signed on behalf of the corporation by the President or a Vice President, and the seal of the corporation shall be thereunto affixed and attested by the signature of the Secretary or an Assistant Secretary. When a bond or debenture bears a trustee's certificate of authentication, the signatures of such officers, or of any of them, upon any such instrument may be made by engraving, lithographing or printing a facsimile thereof, in lieu of manual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as the manual signatures of such officers.

       Interest coupons on bonds and debentures shall be signed on behalf of the corporation by the Treasurer or an Assistant Treasurer. Such signatures may be made by engraving, lithographing or printing a facsimile thereof, and such facsimile signatures shall have the same force and effect as the manual signatures of such officers.

       In case any officer who has signed, or whose facsimile signature has been affixed to any instrument shall cease to be such officer before said instrument shall have been delivered by the corporation, the instrument may nevertheless be issued and delivered as though the person who signed it or whose facsimile signature has been affixed thereto, had not ceased to be such officer of the corporation.


                             RECEIPT FOR SECURITIES

       41. All receipts for stocks, bonds or other securities received by the corporation shall be signed by the Treasurer or an Assistant Treasurer, or by such other person or persons as the Board of Directors or Executive Committee shall designate.


                                   FISCAL YEAR

       42. The fiscal year shall begin the first day of January in each year.


                                    DIVIDENDS

       43.   Dividends upon the capital stock of the corporation
 may be declared by the Board of Directors at any regular or
 special  meeting,  out   of  surplus  or  net  profits  of  the
 corporation legally available for such purpose.

       The Board of Directors shall have power to fix and determine, and from time to time to vary, the amount to be reserved as working capital; to determine whether any, and if any, what part of any, surplus shall be declared and paid as dividends, to determine the date or dates for the declaration or payment of dividends; and to direct and determine the use and disposition of any surplus. Before payment of any dividend or making any distribution of surplus there may be set aside out of the surplus of the corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation.


                           DIRECTORS' ANNUAL STATEMENT

       44. As soon as practicable after the close of each fiscal year the Board of Directors shall submit to the stockholders a full and clear statement of the business and result of operations of the corporation for such previous fiscal year and of its financial condition at the end of such year.


                                     NOTICES

       45. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing a copy of the same in a post office, letter box or mail chute maintained by the Post Office Department, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at his address as the same appears on the books or records of the corporation. Such notice shall be deemed to given as of the date of such deposit as herein provided.

       A stockholder, director or officer may waive any notice required to be given to him under these By-Laws.


                             INSPECTORS OF ELECTION

       46. At every meeting of the stockholders for the election of directors, two inspectors shall be appointed to conduct such election. No candidate for the office of director shall act as inspector at any such election. The inspectors so appointed shall, before entering upon the discharge of their duties, be sworn to faithfully execute the duties of inspector at such meeting.


                                   AMENDMENTS

       47. These By-Laws may be added to, altered, amended or repealed by the stockholders at any annual or special meeting, or by the Board of Directors at any regular or special meeting; provided, however, that any By-Laws made by the Board of Directors may be altered or repealed by the stockholders.







 May 25, 1993